Exhibit 4.1

                                    EXHIBIT A
                                    ---------

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.



                         ST. LAWRENCE SEAWAY CORPORATION
                            (a Delaware corporation)

                   Warrant for the Purchase of 250,000 Shares
                                 of Common Stock
                            par value $0.01 per share


              Void after 5:00 p.m. Eastern Time, on [_______], 2017



         FOR VALUE RECEIVED, St. Lawrence Seaway Corporation ("Corporation"), a Delaware corporation, hereby certifies that BERNARD ZIMMERMAN & CO., INC., or assigns ("Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Corporation at any time, or from time to time during the period commencing on the date hereof and expiring at 5:00 p.m. Eastern Time, on [_______], 2017 ("Expiration Date"), up to Two Hundred Fifty Thousand (250,000) fully paid and non-assessable shares of Common Stock at the Exercise Price (as defined herein).

         The term "Common Stock" means the common stock, par value $0.01 per share, of the Corporation as constituted on the date hereof ("Issuance Date"), together with any other equity securities that may be issued by the Corporation in respect thereof or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, is hereinafter referred to as "Warrant Stock."

         Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant certificate, if mutilated, the Corporation shall execute and deliver a new Warrant certificate of like tenor and date.

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         Section 1.     Vesting of Warrants.

         1.1 Vesting. This Warrant shall vest and become immediately exercisable as of the date hereof (the "Vesting Date").

Notwithstanding the provisions of this Section 1.1, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant shall not exceed the aggregate number of Shares set forth in the introductory paragraph hereof.

         1.2 Effectiveness of Vesting. This Warrant shall be vested on the Vesting Date.

         Section 2.     Exercise of Warrant.

         2.1 Exercise Price. The exercise price of the warrant shall be equal to one dollar ($1.00) per share (the "Exercise Price"). The number of shares of Common Stock and Exercise Price set forth above shall be adjusted to the extent and in the same manner as the aggregate number of Shares and Exercise Price is adjusted under the provisions of Section 7 hereof.

         2.2 Exercise Procedure. The Warrant may be exercised, subject to the requirements set forth below, in whole, or in part, at any time during the period commencing on the date hereof and expiring at 5:00 p.m. Eastern Time on the Expiration Date set forth above, or, if such day is a day on which banking institutions are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of the Warrant certificate to the Corporation at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached thereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Corporation) of the aggregate Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder. If the Warrant should be exercised in part only, the Corporation shall, upon surrender of the Warrant certificate for cancellation, execute and deliver a new Warrant certificate evidencing the Holder's rights thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Corporation of the Warrant certificate, together with the Exercise Price, at its office, or by the Corporation's stock transfer agent, if any, at its office in proper form for exercise as described above, together with an agreement to comply with the restrictions on transfer and related covenants contained herein and a representation as to investment intent and any other matter required by counsel to the Corporation, signed by the Holder (and if other than the original Holder accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Warrant), the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, even if the Corporation's stock transfer books shall then be closed or certificates representing such Common Stock shall not have been delivered to the Holder. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Stock on exercise of this Warrant. The Corporation shall promptly thereafter issue certificate(s) evidencing the Common Stock so purchased.

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         Section 3.     Reservation of Shares. The Corporation shall at all
times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of the Corporation's capital stock (and other securities) from time to time receivable upon exercise of the Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and non-assessable.

         Section 4. No Fractional Shares. No fractional shares shall be issued upon the exercise of the Warrant, but the Corporation shall pay the Holder an amount equal to the Pro Rated Value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of the Warrant. For purposes of the Warrant, the "Pro Rated Value" of a share of Common Stock shall equal the applicable fraction of the Warrant exercised multiplied by the Exercise Price, which shall be determined in good faith by the Corporation's Board of Directors.

         Section 5.     Transfer.

         5.1 Securities Laws. Neither this Warrant nor the Warrant Stock have been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities laws. The Corporation will not transfer either this Warrant or the Warrant Stock unless: (i) there is an effective registration covering such Warrant or such Warrant Stock, as the case may be, under the Securities Act and applicable states securities laws; (ii) it first receives a letter from an attorney, acceptable to the Corporation's Board of Directors or its agents, stating that in the opinion of such attorney the proposed transfer is exempt from registration under the Securities Act and under all applicable state securities laws; or (iii) the transfer is made pursuant to Rule 144 under the Securities Act.

         5.2 Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Corporation, deliver to the Corporation: (i) an investment covenant signed by the proposed transferee; (ii) an agreement by such transferee that the restrictive investment legend set forth above be placed on the certificate or certificates representing the securities acquired by such transferee; (iii) an agreement by such transferee that the Corporation may place a "stop transfer order" with its transfer agent or registrar; and (iv) an agreement by the transferee to indemnify the Corporation to the same extent as set forth in the next succeeding Subsection.

         5.3 Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Subsection, and the Holder hereby agrees to indemnify and hold harmless the Corporation, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of: (i) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant; (ii) any transfer of any of this Warrant or the Warrant Stock in violation of the Securities Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), or the rules and regulations promulgated under either of such Acts; (iii) any transfer of this Warrant or any of the Warrant Stock in a manner inconsistent with this Warrant; or (iv) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Corporation upon which its opinion as to a proposed transfer shall have been based.

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         5.4    Transfer. Except as specifically restricted hereby, this Warrant and the Warrant Stock issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant certificate to the Corporation accompanied by a request for transfer of this Warrant to a transferee, and accompanied by funds sufficient to pay any documentary stamp or similar issue or transfer tax, and upon compliance with the provisions of this Section 5, the Corporation shall, without charge, execute and deliver a new Warrant certificate in the name of such transferee, and this Warrant certificate shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

         Section 6. Holder's Rights. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation, either at law or equity, unless and until this Warrant is exercised. The Holder's rights are limited to those expressed in this Warrant and are not enforceable against the Corporation except to the extent set forth herein.

         Section 7.     Anti-Dilution Provisions.

         7.1    Stock Splits, Dividends, Etc.

                7.1.1 If the Corporation shall at any time, while this Warrant is outstanding, subdivide its outstanding Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by stock split or split-up thereof, or if the Corporation shall declare a stock dividend or distribute Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Corporation shall at any time combine the outstanding Common Stock by reverse split or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

                7.1.2 Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrant is adjusted, as provided in this Section, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                7.1.3 In the event the Corporation shall declare a dividend, or make a distribution to the holders of its Common Stock generally, in cash (excluding regularly payable cash dividends declared from time to time by the Corporation's Board of Directors), the Exercise Price of this Warrant shall be decreased, as at the date the Corporation shall take a record of the holders of the Corporation's Common Stock for the purpose of receiving such dividend or distribution (or if no such record is taken, as at the date of such dividend or distribution), to a price equal to the greater of (i) the par value of the Corporation's Common Stock and (ii) the Exercise Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution) less the cash amount of such dividend or distribution.

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         7.2    Reorganization, Reclassification, Consolidation or Merger.

                7.2.1 If the Corporation effects any Adjustment Event (as defined below), then proper provision shall be made so that the holder of this Warrant shall be entitled upon exercise of this Warrant to receive, in lieu of the Common Stock otherwise issuable upon exercise of this Warrant, the securities, cash and property to which such holder would have been entitled upon the consummation of such Adjustment Event if such holder had exercised this Warrant immediately prior to the Adjustment Event.

                7.2.2 For purposes of this Warrant, an "Adjustment Event" shall mean (i) any consolidation or merger of the Corporation when the Corporation is not the continuing or surviving corporation of such consolidation or merger, (ii) any consolidation or merger when the Corporation shall be the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for other securities, or cash or any other property, or (iii) any capital reorganization or reclassification of the Common Stock.

                7.2.3 The Corporation will not effect any Adjustment Event unless, prior to the consummation thereof, each person (other than the Corporation) which may be required to deliver any securities, cash or property upon the exercise of this Warrant as provided in this Section 7.2 shall assume, by written instrument delivered to, and reasonably satisfactory to the holder of this Warrant, the obligations of the Corporation under this Warrant and the obligation to deliver to such holder such securities, cash or property as, in accordance with the foregoing provisions of this Section 7.2, such holder shall be entitled to receive.

         7.3 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of the Warrant or the Exercise Price, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Corporation setting forth such adjustment and showing the facts upon which such adjustment is based. The Corporation shall forthwith mail a copy of each such certificate to each Holder.

         7.4    Notices of Record Date, Etc.  In case:

                (a) the Corporation shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a stock dividend or a regular cash dividend) or other distribution, or any other right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right, or

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                (b)   of any voluntary or involuntary dissolution, liquidation
or winding-up of the Corporation,

then, and in each such case, the Corporation shall mail or cause to be mailed to each Holder a notice specifying, as the case may be: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or
(ii) the date on which such dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their Common Stock (or such other securities) for securities or other property deliverable upon such dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, and this Warrant may be exercised prior to said date during the term of the Warrant.

         7.5 Threshold for Adjustments. Anything in this Section to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment set forth in Section 7.1 until the cumulative resulting adjustment in the Exercise Price shall have required a change of the Exercise Price by at least one percent (1%), but when the cumulative net effect of more than one adjustment so determined shall be to change the Exercise Price by at least one percent (1%), such full change in the Exercise Price shall thereupon be given effect. No adjustment shall be made by reason of the issuance of shares upon conversion rights, stock issuance rights or similar rights currently outstanding or any change in the number of treasury shares held by the Corporation.

         Section 8. Legend and Stop Transfer Orders. Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of any of this Warrant and the issuance of any of the Warrant Stock, the Corporation shall instruct its transfer agent, if any, to enter stop transfer orders with respect to such shares, and all certificates representing shares of Warrant Stock shall bear on the face thereof substantially the following legend, insofar as is consistent with the laws of the state of the Corporation's organization:

         "TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE PURCHASED FROM THE CORPORATION. COPIES OF THOSE RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE CORPORATION, AND NO TRANSFER OF SUCH SHARES OR OF THIS CERTIFICATE, OR OF ANY SHARES OR OTHER SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES, SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS THEREIN SET FORTH SHALL HAVE BEEN COMPLIED WITH."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

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         Section 9.     Officer's Certificate. Whenever the number or kind of
securities purchasable upon exercise of this Warrant or the Exercise Price shall be adjusted as required by the provisions hereof, the Corporation shall forthwith file with its Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of kind of securities purchasable upon exercise of this Warrant and the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Corporation shall, forthwith after each such adjustment, mail by certified mail a copy of such certificate to the Holder.

         Section 10. Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Corporation at St. Lawrence Seaway Corporation, [______________], Attention: Chief Executive Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Corporation.

         Section 11. Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.

                  [remainder of page intentionally left blank]

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         IN WITNESS WHEREOF, the Corporation has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, as of this [___] day of [_______], 2007.


                                         ST. LAWRENCE SEAWAY CORPORATION


                                         By:_________________________________
                                            Name:
                                            Title:

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                              WARRANT EXERCISE FORM

To:      St. Lawrence Seaway Corporation
         [____________]
         [____________]

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______________________ shares of Common Stock of St. Lawrence Seaway Corporation and hereby tenders payment for such shares in the following manner (please check type or types of payment and indicate the portion of the Exercise Price to be paid):

     [_] [____________] Exercise for Cash


         Please deliver the certificate and a new Warrant Agreement for the unexercised portion of this Warrant, if any, to:

                  ____________________________________

                  ____________________________________

                  ____________________________________


                                 Warrantholder:

                                 ____________________________________

                                 ____________________________________
                                 (signature)

                                 By:_________________________________

                                 Title:______________________________

[Name of Warrantholder must be identical to name shown in the registry books of the Corporation]

Dated:_________________________

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